Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of the 1st day of November, 2018, by and among, OvaScience, Inc. (the “Company”) and the persons listed on the attached Schedule A who are signatories to this Agreement (collectively, the “Investors”).  Unless otherwise defined herein, capitalized terms used in this Agreement have the respective meanings ascribed to them in Section 1.

RECITALS

WHEREAS, as of the date hereof, Millendo Therapeutics, Inc. (“Millendo”), the Company and the Investors have entered into that certain Stock Purchase Agreement (as may be amended from time to time, the “Stock Purchase Agreement”), pursuant to which the Investors have agreed to purchase the Shares (as defined in the Stock Purchase Agreement) (the “Company Shares”) as of the Closing (as defined in the Stock Purchase Agreement).

WHEREAS, pursuant to that certain Agreement and Plan of Merger and Reorganization dated as of August 8, 2018, by and among the Company, Orion Merger Sub, Inc. and Millendo Therapeutics, Inc. (such transaction, the “Merger”, and the agreement, as amended from time to time, the “Merger Agreement”), Orion Merger Sub, Inc. and Millendo Therapeutics, Inc. shall be merged upon the consummation of the Merger, the Shares shall be converted into the right to receive a number of shares of Common Stock of the Company (the “Company Shares”), pursuant to the terms of the Merger Agreement.

WHEREAS, the Company and the Investors wish to provide for certain arrangements with respect to the registration of the Registrable Securities (as defined below) by the Company under the Securities Act (as defined below).

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.
Definitions

1.1.                            Certain Definitions.  In addition to the terms defined elsewhere in this Agreement, as used in this Agreement, the following terms have the respective meanings set forth below:

(a)                                 “Board” shall mean the Board of Directors of the Company.

(b)                                 “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(c)                                  “Common Stock” shall mean the Company’s Common Stock, par value $0.001 per share.

(d)                                 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(e)                                  “Other Securities” shall mean securities of the Company, other than Registrable Securities (as defined below).

(f)                                   “Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

(g)                                  “Registrable Securities” shall mean the Company Shares.

(h)                                 The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing the Resale Registration Shelf in compliance with the Securities Act, and such Resale Registration Shelf becoming effective under the Securities Act.

(i)                                     “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(j)                                    “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

Section 2.
Resale Registration Rights

2.1.                            Resale Registration Rights.

(a)                                 The Company shall file with the Commission as promptly as reasonably practicable following the date hereof a registration statement on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act) covering the resale of the Registrable Securities by the Investors (the “Resale Registration Shelf”).  Such Resale Registration Shelf shall include a “base” prospectus (the “Prospectus”) that meets the requirements set forth or promulgated pursuant to Section 10(b) of the Securities Act, including the information required by Item 507 of Regulation S-K of the Securities Act, as provided by the Investors in accordance with Section 2.5.    The Company’s obligation pursuant to this Section 2.1(a) is conditioned upon the Investors providing the information contemplated in Section 2.5.

(b)                                 The Company shall file an acceleration request and use its reasonable best efforts to cause the Resale Registration Shelf to become effective as promptly as practicable following the filing of the Resale Registration Shelf pursuant to Section 2.1(a).  The Company shall use its reasonable best efforts to cause the Resale Registration Shelf to remain effective under the Securities Act until the earlier of the date (i) all Registrable Securities covered by the Resale Registration Shelf have been sold or may be sold freely without limitations or restrictions as to volume or manner of sale pursuant to Rule 144 or (ii) all Registrable Securities covered by the Resale Registration Shelf otherwise cease to be Registrable Securities pursuant to Section 2.7 hereof.

(c)                                  Deferral and Suspension.  If, and only if, the Resale Registration Shelf has become effective, the Company may suspend the use of the Resale Registration Shelf or Prospectus, upon giving written notice of such action to the Investors with a certificate signed by the Chief Executive Officer of the Company stating that (1) as a result of a change in circumstances occurring subsequent to its effective date, the Resale Registration Shelf or Prospectus, after consultation with the Company’s counsel, contains information which is misleading or omits information necessary to make the information contained therein not misleading and (2) in the good faith judgment of the Board, it would be seriously detrimental to the Company or its stockholders to appropriately amend or supplement and file such amendment or supplement to the Resale Registration Shelf or Prospectus.  The Company shall have the right to suspend the use of the Resale Registration Shelf or Prospectus on one or more occasion for a period of not more than forty five (45) days in the aggregate.  In the case of the suspension of use of the Resale Registration Shelf or Prospectus, the Investors, immediately upon receipt of notice thereof from the Company, shall discontinue any offers or sales of Registrable Securities pursuant to the Resale Registration Shelf or Prospectus until advised in writing by the Company that the use of the Resale Registration Shelf or Prospectus may be resumed and/or an updated prospectus, if required, is delivered to the Investors by the Company.  In the case of a suspension of use of the Resale Registration Shelf or Prospectus, the Company shall not, during the pendency of such suspension be required to take any action hereunder (including any action pursuant to Section 2.2 hereof) with respect to the registration or sale of any Registrable Securities pursuant to the Resale Registration Shelf or Prospectus.

(d)                                 Other Securities.  Notwithstanding the foregoing, the Resale Registration Shelf or Prospectus may include Other Securities.

2.2.                            Registration Procedures.  The Company shall use its reasonable best efforts, within the limits set forth in this Section 2.2, to:

(a)                                 prepare and file with the Commission such amendments and supplements to the Resale Registration Shelf and the prospectuses used in connection with the Resale Registration Shelf as may be necessary to keep the Resale Registration Shelf effective and current and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Resale Registration Shelf;

(b)                                 furnish to the Investors such numbers of copies of a prospectus, including preliminary prospectuses, in conformity with the requirements of the Securities Act, and such other documents as the Investors may reasonably request in order to facilitate the disposition of Registrable Securities;

(c)                                  use its reasonable best efforts to register and qualify the Registrable Securities covered by the Resale Registration Shelf under such other securities or blue sky laws of such jurisdictions in the United States as shall be reasonably requested by the Investors, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(d)                                 notify the Investors at any time when a prospectus relating to the Resale Registration Shelf covering the Registrable Securities is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Resale Registration Shelf, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.  The Company shall use its reasonable best efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(e)                                  provide a transfer agent and registrar for all Registrable Securities registered pursuant to the Resale Registration Shelf and, if required, a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(f)                                   if requested by an Investor, cause the Company’s transfer agent to remove any restrictive legend from any Registrable Securities being transferred by an Investor pursuant to the Resale Registration Shelf, as soon as reasonably practicable following such request; and

(g)                                  cause all such Registrable Securities included in the Resale Registration Shelf pursuant to this Agreement to be listed on each securities exchange or other securities trading markets on which the Common Stock is then listed.

2.3.                            The Investors Obligations.

(a)                                 Discontinuance of Distribution.  The Investors agree that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 2.2(d) hereof, the Investors shall immediately discontinue disposition of Registrable Securities pursuant to the Resale Registration Shelf covering such Registrable Securities until the Investors’ receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.2(d) hereof or receipt of notice that no supplement or amendment is required and that the Investors’ disposition of the Registrable Securities may be resumed.  The Company may provide appropriate stop orders to enforce the provisions of this Section 2.3(a).

(b)                                 Compliance with Prospectus Delivery Requirements.  The Investors covenant and agree that they shall comply with the prospectus delivery requirements of the Securities Act as applicable to them or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Resale Registration Shelf filed by the Company pursuant to this Agreement.

2.4.                            Indemnification.

(a)                                 To the extent permitted by law, the Company shall indemnify the Investors, and, as applicable, their officers, directors, and constituent partners, legal counsel for each Investor and each Person controlling the Investors, with respect to which registration, related qualification, or related compliance of Registrable Securities has been effected pursuant to this Agreement against all claims, losses, damages, or liabilities (or actions in respect thereof) to the extent such claims, losses, damages, or liabilities arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including the Resale Registration Shelf) incident to any such registration, qualification, or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance (individually or collectively, a “Violation”); and the Company shall pay as incurred to the Investors, any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity contained in this Section 2.4(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based upon any violation by such Investor of the obligations set forth in Section 2.3 hereof or any untrue statement or omission contained in such prospectus or other document based upon written information furnished to the Company by the Investors and stated to be for use therein.

(b)                                 To the extent permitted by law, each Investor (severally and not jointly) shall, if Registrable Securities held by such Investor are included for sale in the registration and related qualification and compliance effected pursuant to this Agreement, indemnify the Company, each of its directors, each officer of the Company who signs the Resale Registration Shelf, and each legal counsel against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in the Resale Registration Shelf, or related document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by such Investor of Section 2.3 hereof, the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to such Investor and relating to action or inaction required of such Investor in connection with any such registration and related qualification and compliance, and shall pay as incurred to such persons, any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in (and such violation pertains to) such Resale Registration Shelf or related document in reliance upon and in conformity with written information furnished to the Company by such Investor and stated to be specifically for use therein; provided, however, that the indemnity contained in this Section 2.4(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of such Investor (which consent shall not unreasonably be withheld); provided, further, that such Investor’s liability under this Section 2.4(b) (when combined with any amounts such Investor is liable for under Section 2.4(d)) shall not exceed such Investor’s net proceeds from the offering of securities made in connection with such registration.

(c)                                  Promptly after receipt by an indemnified party under this Section 2.4 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 2.4, notify the indemnifying party in writing of the commencement thereof and generally summarize such action.  The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Investors in conducting the defense of such action, suit, or proceeding by reason of recognized claims for indemnity under this Section 2.4, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party.  The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 2.4, but the omission so to notify the indemnifying party shall not relieve such party of any liability that such party may have to any indemnified party otherwise than under this Section 2.4.

(d)                                 If the indemnification provided for in this Section 2.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.  In no event, however, shall (i) any amount due for contribution hereunder be in excess of the amount that would otherwise be due under Section 2.4(a) or Section 2.4(b), as applicable, based on the limitations of such provisions and (ii) a Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) be entitled to contribution from a Person who was not guilty of such fraudulent misrepresentation.

(e)                                  The obligations of the Company and the Investors under this Section 2.4 shall survive the completion of the offering of Registrable Securities in the Resale Registration Shelf under this Agreement.

2.5.                            Information.  The Investors shall furnish to the Company such information regarding the Investors and the distribution proposed by the Investors as the Company may reasonably request and as shall be reasonably required in connection with any registration referred to in this Agreement.  The Investors agree to, as promptly as practicable (and in any event prior to any sales made pursuant to a prospectus), furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by the Investors not misleading.  The Investors agree to keep confidential the receipt of any notice received pursuant to Section 2.2(d) and the contents thereof, except as required pursuant to applicable law.  Notwithstanding anything to the contrary herein, the Company shall be under no obligation to name the Investors in the Resale Registration Shelf if the Investors have not provided the information required by this Section 2.5 with respect to the Investors as a selling securityholder in the Resale Registration Shelf or any related prospectus.

2.6.                            Rule 144 Requirements.  With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit the Investors to sell Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a)                                 make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act at all times after the date hereof;

(b)                                 file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(c)                                  prior to the filing of the Resale Registration Shelf or any amendment thereto (whether pre-effective or post-effective), and prior to the filing of any prospectus or prospectus supplement related thereto, to provide the Investors with copies of all of the pages thereof (if any) that reference the Investors; and

(d)                                 furnish to any Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, and (ii) such other information as may be reasonably requested by an Investor in availing itself of any rule or regulation of the Commission which permits an Investor to sell any such securities without registration.

2.7                               Withdrawal. Upon the 6 (six) month anniversary of the Closing, the Company shall have the right in its sole discretion to withdraw the Resale Registration Shelf.

Section 3.Miscellaneous

3.1.                            Amendment.  No amendment, alteration or modification of any of the provisions of this Agreement shall be binding unless made in writing and signed by each of the Company, Millendo Therapeutics, Inc. and the Investors holding a majority of the (i) Company Shares, prior to the Closing, or (ii) Registrable Securities, subsequent to the Closing.

3.2.                            Injunctive Relief.  It is hereby agreed and acknowledged that it shall be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person shall be irreparably damaged and shall not have an adequate remedy at law.  Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to seek injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement.

3.3.                            Notices.  All notices required or permitted under this Agreement must be in writing and sent to the address or facsimile number identified below.  Notices must be given: (a) by personal delivery, with receipt acknowledged; (b) by facsimile followed by hard copy delivered by the methods under clause (c) or (d); (c) by prepaid certified or registered mail, return receipt requested; or (d) by prepaid reputable overnight delivery service.  Notices shall be effective upon receipt.  Either party may change its notice address by providing the other party written notice of such change.  Notices shall be delivered as follows:

If to the Investors:	At such Investor’s address as set forth on Schedule A hereto

If to the Company prior to the Closing:	OvaScience, Inc. 9 Fourth Avenue Waltham, MA 02451 Attention: Chief Executive Officer

with a copy (which copy shall not constitute notice) to:	Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. One Financial Center Boston, Massachusetts 02111 Attention: William C. Hicks, Esq.

If to the Company following the Closing:	Millendo Therapeutics, Inc. 301 N. Main Street, Suite 100 Ann Arbor, MI 48104 Attention: Chief Executive Officer

with a copy (which copy shall not constitute notice) to:	Cooley LLP 500 Boylston St. Boston, Massachusetts 02116 Attention: Miguel J. Vega, Esq.

3.4.                            Governing Law; Jurisdiction; Venue; Jury Trial.

(a)                                 This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b)                                 Each of the Company and the Investors irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of Delaware and of the Delaware Court of Chancery, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement and the transactions contemplated herein, or for recognition or enforcement of any judgment, and each of the Company and the Investors irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Delaware state court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the Company and the Investors hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)                                  Each of the Company and the Investors irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement and the transactions contemplated herein in any court referred to in Section 3.4(b) hereof.  Each of the Company and the Investors hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 EACH OF THE COMPANY AND THE INVESTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH OF THE COMPANY AND THE INVESTORS (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT EACH OF THE COMPANY AND THE INVESTORS HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

3.5.                            Successors, Assigns and Transferees.  Any and all rights, duties and obligations of the Investors hereunder shall not be assigned, transferred, delegated or sublicensed without the prior written consent of the Company; provided, however, that the Investors shall be entitled to transfer Registrable Securities only to one or more of their affiliates and, solely in connection therewith, may assign their rights hereunder in respect of such transferred Registrable Securities, in each case, so long as such Investor is not relieved of any liability or obligations hereunder, without the prior consent of the Company, and agreed to be bound by the terms hereof.  Any transfer or assignment made other than as provided in the first sentence of this Section 3.5 shall be null and void.  Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

3.6.                            Entire Agreement.  This Agreement, together with any exhibits hereto, constitute the entire agreement between the parties relating to the subject matter hereof and all previous agreements or arrangements between the parties, written or oral, relating to the subject matter hereof are superseded.

3.7.                            Waiver.  No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

3.8.                            Severability.  If any part of this Agreement is declared invalid or unenforceable by any court of competent jurisdiction, such declaration shall not affect the remainder of the Agreement and the invalidated provision shall be revised in a manner that shall render such provision valid while preserving the parties’ original intent to the maximum extent possible.

3.9.                            Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

3.10.                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts (including by facsimile or other electronic means), and all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement effective as of the day, month and year first above written.

OVASCIENCE, INC.

By:	/s/ Christopher Kroeger
Name:	Christopher Kroeger
Title:	President and Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights and Assumption Agreement effective as of the day, month and year first above written.

INVESTORS:

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[Signature Page to Registration Rights Agreement]

Schedule A

The Investors